Exhibit 10.1

AMENDMENT

Dated as of June 19, 2008

to

AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT

Dated as of August 29, 2006

THIS AMENDMENT (this “Amendment”) dated as of June 19, 2008 is entered into by and among BROOKE CREDIT FUNDING, LLC, a Delaware limited liability company (the “Borrower”), ALERITAS CAPITAL CORP., a Delaware corporation (formerly known as Brooke Credit Corporation) (“BCC”), BROOKE CORPORATION, a Kansas corporation (“Brooke Corporation”), AUTOBAHN FUNDING COMPANY LLC, a Delaware limited liability company (the “Lender”), and DZ BANK AG DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK (the “Agent”).

PRELIMINARY STATEMENTS

A. Reference is made to the Amended and Restated Credit and Security Agreement dated as of August 29, 2006 among the Borrower, BCC, Brooke Corporation, the Lender and the Agent (as amended or otherwise modified prior to the date hereof, the “Credit Agreement”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

B. The parties hereto have agreed to amend the Credit Agreement on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises set forth above, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Amendments to the Credit Agreement. Effective as of the Effective Date (as defined in Section 3 below), the Credit Agreement is amended as follows:

1.1 The following definitions are added to Section 1.01 of the Credit Agreement in appropriate alphabetical order:

“BASC Security Agreement” means the Security Agreement dated as of June 19, 2008 executed by the Master Agent in favor of the Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“BASC Collateral” means the “Collateral” as defined in the BASC Security Agreement.

“Brooke Capital” means Brooke Capital Corporation, a Kansas corporation.

“Brooke Capital Collateral” means, collectively, the “Collateral” as defined in the Brooke Capital Guaranty together with the “Collateral” as defined in the Brooke Capital Stock Pledge.

“Brooke Capital Guaranty” means the Guaranty and Security Agreement dated as of June 19, 2008 executed by Brooke Capital in favor of the Agent and the Lender, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Brooke Capital Stock Pledge” means the Pledge Agreement dated as of June 19, 2008 executed by Brooke Capital in favor of the Agent and the Lender providing for a pledge of the capital stock of Brooke Investments, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Brooke Franchise Agreement” means any franchise agreement or other instrument, document, agreement or arrangement pursuant to which a franchisee pays, or agrees to pay, fees or other amounts to or for the benefit of Brooke Capital, Brooke Investments, the Master Agent or any of their respective Affiliates, including, without limitation, any Existing Franchise Agreement.

“Brooke Investments” means Brooke Investments, Inc., a Kansas corporation.

“Brooke Investments Collateral” means the “Collateral” as defined in the Brooke Investments Guaranty.

“Brooke Investments Guaranty” means the Guaranty and Security Agreement dated as of June 19, 2008 executed by Brooke Investments in favor of the Agent and the Lender, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Existing Brooke Franchise Agreement” means a Brooke Franchise Agreement in existence as of the date hereof.

“Permitted Columbian Bank Lien” means the security interest of Columbian Bank and Trust Company on the accounts receivable of Brooke Capital securing debt of Brooke Capital in an aggregate principal amount of not more than $7,500,000 pursuant to the promissory note dated as of January 15, 2008 as in effect on the date hereof, a copy of which has been furnished to the Agent.

“Permitted FLAC Lien” means the security interest of Brooke Capital Advisors, Inc. on behalf of participating lenders on shares of First Life America Corporation, a Kansas-domiciled life insurance company, securing debt of Brooke Capital in an aggregate principal amount of not more than $12,382,000 pursuant to the Commercial Loan Agreement, dated as of December 31, 2007, as in effect on the date hereof, a copy of which has been furnished to the Agent.

“Permitted Whitaker Lien” means the security interest of Manuel Whitaker pursuant to that certain settlement agreement between Manuel Whitaker and Brooke Capital securing debt of Brooke Capital in an aggregate principal amount of $884,051.14, of which $442,025.56 is remaining to be paid in two equal installments of $221,012.78 on July 1, 2008 and October 1, 2008.

“Purchase Amount” has the meaning specified in the Sale and Servicing Agreement.

“Specified Ineligible Loan” means a Loan specified on Schedule V.

“Specified Ineligible Loan Installment Payment” has the meaning specified in Section 8.04

“Specified Ineligible Loan Repurchase Amount” means, on any date, an amount equal to (i) the aggregate Outstanding Principal Balance of the Specified Ineligible Loans as of such date (determined without giving effect to any write-off with respect to any such Loan), plus (ii) the accrued and unpaid interest on the Specified Ineligible Loans, minus (iii) the amount of all Specified Ineligible Loan Installment Payments that have been paid by the Seller and the Parent in accordance with Section 8.04 prior to such date.

“Subordinated Debt” means, with respect to any Person, Indebtedness of such Person and its Subsidiaries which (i) matures after the Scheduled Program Maturity Date and (ii) has been subordinated to the payment of the obligations of the Parent and BCC under the Related Documents, as evidenced by a written subordination agreement in form and substance satisfactory to the Agent.

“Tangible Net Worth” means, at any date with respect to any Person, (a) the net worth of such Person and its consolidated Subsidiaries, determined in accordance with GAAP, minus (b) the total book value of all intangible assets of such Person and its consolidated Subsidiaries determined in accordance with GAAP (including, without limitation, such items as goodwill, trademarks, trade names, service marks, brand names, copyrights, patents and licenses), plus (c) to the extent not otherwise included in clause (a), the principal amount of such Person’s Subordinated Debt then outstanding; provided that no Indebtedness of, investment in or receivable owing by any Affiliate of such Person shall be included in the calculation of Tangible Net Worth.

1.2 The definition of “BCC” in Section 1.01 of the Credit Agreement is amended in its entirety to read as follows:

“BCC” means Aleritas Capital Corp., a Delaware corporation (f/k/a Brooke Credit Corporation).

1.3 The definition of “Brooke Party” in Section 1.01 of the Credit Agreement is amended in its entirety to read as follows:

“Brooke Party” means BCC, the Parent, the Master Agent, Brooke Capital, Brooke Investments and the Borrower (in each case acting in any capacity in connection with the Related Documents).

1.4 The definition of “Key Employee” in Section 1.01 of the Credit Agreement is amended in its entirety to read as follows:

“Key Employees” means Rob Orr and Michael Hess; provided that if any such Person is replaced by a successor that has been approved in writing by the Agent, then such successor shall be deemed to be a Key Employee and the replaced Person shall cease to be a Key Employee.

1.5 The definition of “Program Deficiency” in Section 1.01 of the Credit Agreement is amended to add the following proviso at the end of such definition immediately before the period:

“; provided that, solely for purposes of determining whether a Program Deficiency exists at any time, a Specified Ineligible Loan may be treated as an Eligible Loan if (and only if) such Loan is not a Defaulted Loan and satisfies all of the criteria set forth in the definition of Eligible Loan other than items identified by the Agent prior to June 19, 2008 as being deficiencies with respect to such Loan.”

1.6 The definition of “Program Maturity Date” in Section 1.01 of the Credit Agreement is amended in its entirety to read as follows:

“Program Maturity Date” means the earlier of (a) the Scheduled Program Maturity Date and (b) the date of the declaration or automatic occurrence of the Program Maturity Date pursuant to Article VI.

1.7 The definition of “Related Documents” in Section 1.01 of the Credit Agreement is amended to add the following immediately after the term “each Hedge Agreement”:

“, the BASC Security Agreement, the Brooke Capital Guaranty, the Brooke Capital Stock Pledge, the Brooke Investments Guaranty”.

1.8 The definition of “Scheduled Program Maturity Date” in Section 1.01 of the Credit Agreement is amended in its entirety to read as follows:

“Scheduled Program Maturity Date” means August 27, 2010.

1.9 The definition of “Termination Date” in Section 1.01 of the Credit Agreement is amended in its entirety to read as follows:

“Termination Date” means June 19, 2008. The parties acknowledge and agree that the Termination Date has already occurred hereunder. Accordingly, no further Advances will be made by the Lender hereunder and all Collections on the Collateral will be applied to the payment of the Obligations in accordance with Section 2.05 of this Agreement. Until the Obligations are paid in full, no Brooke Party shall be entitled to receive any Collections or other proceeds of the Collateral.

1.10 Section 2.07 of the Credit Agreement is amended to add the following new subsection (e) immediately after subsection (d):

“(e) The Borrower hereby agrees to repay the Advances as follows:

(i) by no later than December 31, 2008, the Borrower shall repay the Advances in an amount sufficient to cause the aggregate outstanding principal amount of the Advances to be equal to or less than $30,000,000;

(ii) by no later than June 30, 2009, the Borrower shall repay the Advances in an amount sufficient to cause the aggregate outstanding principal amount of the Advances to be equal to or less than $20,000,000; and

(iii) on the Program Maturity Date, the Borrower shall repay the Advances in full and shall pay all other Obligations then outstanding.

For the avoidance of doubt, it is understood and agreed that the failure of the Borrower to make any payment required to be made by it pursuant to this Section 2.07(e) shall constitute an Event of Default, whether or not Collections were available to make such payment pursuant to Section 2.05.”

1.11 Section 2.08(a) of the Credit Agreement is amended in its entirety to read as follows:

“(a) The Borrower shall pay the Agent the fees set forth in the Fee Letter in the amounts and on the dates set forth therein.”

1.12 Section 2.16 of the Credit Agreement is deleted in its entirety.

1.13 Section 4.01(h) of the Credit Agreement is amended to delete the first sentence thereof and to substitute the following therefor:

“The chief executive office of such Brooke Party is located at 7400 College Blvd., Ste. 250, Overland Park, Kansas 66210.”

1.14 Section 4.01 of the Credit Agreement is amended to add the following new subsections immediately after subsection (cc):

“(dd) Brooke Franchise Agreements. All Brooke Franchise Agreements are owned by Brooke Capital, Brooke Investments or the Managing Agent free and clear of any Adverse Claims (other than the Permitted Columbian Bank Lien and the Permitted Whitaker Lien) and no other Brooke Party or Affiliate thereof has acquired any rights thereunder or any interest therein or any right to receive any payments made pursuant thereto.

(ee) BASC Collateral. The BASC Security Agreement, together with the financing statements filed on or prior to the date hereof, is effective to create a valid and perfected first priority security interest in (i) all Brooke Franchise Agreements in which the Master Agent has acquired or may hereafter acquire an interest and (ii) all other BASC Collateral now existing or hereafter arising or acquired (it being understood that the BASC Collateral shall include all of the assets of the Master Agent, other than Sales Commissions required to be paid to another party pursuant to a security agreement executed prior to June 19, 2008 in connection with any other securitization transaction to which the Master Agent is a party).

(ff) Brooke Capital Collateral. The Brooke Capital Guaranty and the Brooke Capital Stock Pledge, together with the financing statements filed on or prior to the date hereof, are effective to create a valid and perfected first priority security interest (subject only to the Permitted Columbian Bank Lien, the Permitted Whitaker Lien and the Permitted FLAC Lien) in (i) all Brooke Franchise Agreements in which Brooke Capital has acquired or may hereafter acquire an interest and (ii) all other Brooke Capital Collateral now existing or hereafter arising or acquired (it being understood that the Brooke Capital Collateral shall include all of the assets of Brooke Capital).

(gg) Brooke Investments Collateral. The Brooke Investments Guaranty, together with the financing statements filed on or prior to the date hereof, is effective to create a valid and perfected first priority security interest in (i) all Brooke Franchise Agreements in which Brooke Investments has acquired or may hereafter acquire an interest and (ii) all other Brooke Investments Collateral now existing or hereafter arising or acquired (it being understood that the Brooke Investments Collateral shall include all of the assets of Brooke Investments).”

1.15 Section 5.01 of the Credit Agreement is amended to add the following new subsections immediately after subsection (s):

“(t) Brooke Franchise Agreements. The Parent will cause all Brooke Franchise Agreements arising after the date hereof to be owned exclusively by Brooke Investments. The Parent will not permit any Brooke Party or Affiliate thereof to have any right, title or interest in or to any Brooke Franchise Agreement or any right to receive any payments thereunder other than Brooke Investments and (solely with respect to Existing Brooke Franchise Agreements) Brooke Capital and the Master Agent.

(u) BASC Collateral, Brooke Capital Collateral and Brooke Investments Collateral. The Parent will cause the Agent to have a first priority perfected security interest in all BASC Collateral, Brooke Capital Collateral and Brooke Investments Collateral (subject only to the Permitted Columbian Bank Lien, the Permitted FLAC Lien and the Permitted Whitaker Lien). To the extent Brooke Capital or Brooke Investments has or acquires any real property or interest therein, the Parent shall promptly notify the Agent thereof in writing and will furnish to the Agent all information that the Agent may reasonably request with respect thereto. If so requested by the Agent, the Parent will take (and will cause each of Brooke Capital and Brooke Investments to take) all actions necessary or desirable, or that the Agent may reasonably request, in order to ensure that the Agent has a first priority perfected lien on all such real property and interests in real property, including, without limitation, the execution and delivery of appropriate mortgages, deeds of trust or other similar instruments as appropriate under the laws of the relevant jurisdiction where the real property is located.

(v) Columbian Bank Debt. The Parent will not permit Brooke Capital or any of its subsidiaries to incur any Indebtedness owing to Columbian Bank and Trust Company or any Affiliate thereof other than the Indebtedness owing by Brooke Capital as of June 19, 2008 in an aggregate principal amount less than or equal to $7,500,000. The Parent shall cause Columbian Bank and Trust Company to deliver to the Agent, within 10 days of June 19, 2008, a written acknowledgment addressed to the Agent and otherwise in form and substance satisfactory to the Agent to the effect that (x) the aggregate debt owing by Brooke Capital and its Affiliates to Columbian Bank and Trust Company is limited to $7,500,000 and(y) Columbian Bank and Trust Company will not make any further advances or other extensions of credit to Brooke Capital if, after giving effect thereto, the aggregate debt owing to it by Brooke Capital and its Affiliates would exceed $7,500,000.”

1.16 Section 5.03 of the Credit Agreement is amended in its entirety to read as follows:

“5.03 Financial Covenants. Until the Final Payout Date:

(a) The Parent agrees that it will maintain, at all times, a minimum Tangible Net Worth of not less than $30,000,000.

(b) The Seller agrees that it will maintain, at all times, a minimum Tangible Net Worth of not less than $50,000,000.

1.17 Article VI of the Credit Agreement is amended to delete the term “Termination Date” in each place where such term appears and to substitute therefor the term “Program Maturity Date” in each such place.

1.18 Section 6.01(h) of the Credit Agreement is amended in its entirety to read as follows:

“(h) any Brooke Party or Affiliate of a Brooke Party shall fail to pay any Indebtedness (other than Indebtedness owing to Fifth Third Bank that was incurred prior to June 19, 2008) in excess of $250,000 when due; or any Brooke Party or Affiliate of a Brooke Party shall default in the performance of any term, provision or condition contained in any agreement under which any such Indebtedness was created or is governed, the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any Indebtedness (other than Indebtedness owing to Fifth Third Bank that was incurred prior to June 19, 2008) in excess of $250,000 of any Brooke Party shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof;

1.19 Section 6.01(n) of the Credit Agreement is amended to add the following at the end of such Section:

“; provided that, in the case of any merger transaction involving Brooke Capital or any subisidary thereof, the Agent’s consent to such merger transaction will not be unreasonably withheld”.

1.20 Section 6.01(s) of the Credit Agreement is amended in its entirety to read as follows:

“(s) the Performance Guaranty, the Brooke Capital Guaranty, the Brooke Capital Stock Pledge, the Brooke Investments Guaranty or the BASC Security Agreement shall cease to be in full force and effect or any Brooke Party shall so assert; or the Agent shall fail to have a first priority perfected security interest in all BASC Collateral, Brooke Capital Collateral and Brooke Investment Collateral (subject only to the Permitted Columbian Bank Lien, the Permitted FLAC Lien and the Permitted Whitaker Lien); or the Permitted Whitaker Lien has not been terminated and released in full on or prior to October 1, 2008;”

1.21 The Credit Agreement is amended to add the following new Section 8.04 immediately after Section 8.03:

“Section 8.04 Specified Ineligible Loans; Repurchase Obligations.

(a) Each Brooke Party acknowledges and agrees that (i) the Specified Ineligible Loans are not Eligible Loans and were not Eligible Loans at the time they were initially transferred to the Borrower pursuant to the Sale and Servicing Agreement, (ii) the Seller is obligated to repurchase the Specified Ineligible Loans pursuant to Section 2.5 of the Sale and Servicing Agreement (subject to the terms of this Section 8.04) and (iii) the Parent has unconditionally guaranteed the Seller’s repurchase obligation in respect of the Specified Ineligible Loans pursuant to the Performance Guaranty. Each of the Agent and the Lender hereby agrees that the Seller may defer the repurchase of the Specified Ineligible Loans until the Program Maturity Date so long as the Seller makes the payments described in this Section as and when required hereunder; provided that (x) if, at any time after the date hereof, the Agent determines that a Specified Ineligible Loan is not an Eligible Loan other than by reason of a deficiency already identified to the Agent prior to June 19, 2008, then the Seller shall obligated to immediately repurchase such Loan (and pay the Purchase Amount with respect thereto) in accordance with Section 2.5 of the Sale and Servicing Agreement, (y) the entire Specified Ineligible Loan Repurchase Amount shall be due and payable in full on the Program Maturity Date and (z) title to each Specified Ineligible Loan shall remain vested in the Borrower (and the Seller shall have no right, title or interest in or to any such Loan) unless and until the Seller either repurchases such Loan as described in clause (x) or pays the Specified Ineligible Loan Repurchase Amount in full and in cash to the Agent as described in clause (y).

(b) In consideration of the deferral of the Seller’s repurchase obligation described above, the Parent and the Seller, jointly and severally, agree to make the following payments to the Agent (each, a “Specified Ineligible Loan Installment Payment”):

(i) on each Determination Date until the Specified Ineligible Loan Repurchase Amount is reduced to zero, the Seller and the Parent shall pay to the Agent an amount equal to $400,000;

(ii) in the event any shares of stock or other equity interests in either the Seller or the Parent are issued after the date hereof, the Seller and the Parent shall pay to the Agent an amount equal to 20% of the proceeds received in connection with such issuance within two Business Days of the date such proceeds are received until the Specified Ineligible Loan Repurchase Amount is reduced to zero; and

(iii) on the Program Maturity Date, the Seller and the Parent shall pay to the Agent the entire Specified Ineligible Loan Repurchase Amount.

Each such payment shall be made directly into the Collection Account. All Specified Ineligible Loan Installment Payments so deposited to the Collection Account shall be applied as Available Funds on the next following Payment Date in accordance with Section 2.05.

(c) Notwithstanding anything in the Performance Guaranty to the contrary, the Parent hereby acknowledges and agrees that all obligations of the Seller described in this Section 8.04 constitute part of the Guaranteed Obligations under (and as defined in ) the Performance Guaranty and accordingly the Parent unconditionally guarantees the performance by the Seller of such obligations. For purposes of the Performance Guaranty, all obligations of the Seller under this Section 8.04 shall be treated as part of the Seller’s repurchase obligations set forth in Section 2.5 of the Sale and Servicing Agreement and accordingly the provisions of Section 15 of the Performance Guaranty shall not apply to such obligations.

(d) Notwithstanding anything in the Sale and Servicing Agreement to the contrary, each of the parties hereto agrees that no further substitutions may be made pursuant to Section 2.5 of the Sale and Servicing Agreement. A loan that is not included in the Collateral as of June 19, 2008 cannot be treated as an Eligible Loan and the definition of Eligible Loan shall be deemed amended accordingly.”

1.22 Clause (xix) of the definition of “Eligible Loan” in Schedule I of the Credit Agreement is amended to add the following at the end of such clause immediately after the semi-colon:

“and with respect to any Loan identified on Schedule VI and any other Loan in respect of which any financial guaranty insurance policy has been issued, the Agent shall have received, by no later than June 19, 2008, an endorsement to the relevant policy duly executed and delivered by the relevant insurance company and showing the Borrower as the loss payee under such insurance policy, which endorsement shall be in form and substance satisfactory to the Agent;”

1.23 The Credit Agreement is amended to add the New Schedule V and New Schedule VI attached hereto as Schedule V and Schedule VI, respectively, to the Credit Agreement.

SECTION 2. Waivers. Each of the Agent and the Lender hereby waives any Event of Default or Servicer Default that may have occurred prior to the date hereof solely to the extent such Event of Default or Servicer Default arose as a result of (i) the deficiencies with respect to the Specified Ineligible Loans identified on Schedule V and any Program Deficiency resulting therefrom or any related breach identified by the Agent prior to the date hereof or (ii) the failure of the Seller and the Parent to maintain a positive Consolidated Net Income for the fiscal period ending on March 31, 2008 as required by Section 5.03(c) of the Credit Agreement. The foregoing waivers are limited to the specific circumstances described in this Section 2 and are not intended to constitute a waiver of any other Event of Default or Servicer Default that may have occurred, or may hereafter occur, under the Credit Agreement or any other Related Document.

SECTION 3. Conditions Precedent. This Amendment shall become effective as of June 19, 2008 (the “Effective Date”), subject to the condition that the Agent shall have executed this Amendment and shall have confirmed its receipt of the following, each in form and substance satisfactory to the Agent (except, in each case, to the extent waived by the Agent in its sole discretion):

(a) a copy of this Amendment duly executed by the Borrower, BCC, Brooke Corporation, the Lender and the Agent;

(b) original copies of the BASC Security Agreement, the Brooke Capital Guaranty, the Brooke Capital Stock Pledge and the Brooke Investments Guaranty, each duly executed by the parties thereto;

(c) pre-filing state and federal tax lien, judgment lien and UCC lien searches against Brooke Capital, Brooke Investments and the Master Agent in their respective states of organization and such other jurisdictions as may be necessary or desirable in the opinion of the Agent;

(d) time stamped receipt copies of proper UCC termination statements, if any, necessary to release all security interests and other rights of any Person in the BASC Collateral, the Brooke Capital Collateral and the Brooke Investments Collateral;

(e) copies of proper financing statements, in a form suitable for filing under the UCC in all jurisdictions as may be necessary or, in the opinion of Agent, desirable, under the UCC of all appropriate jurisdictions or any comparable law in order to perfect the security interests contemplated by the BASC Security Agreement, the Brooke Capital Guaranty, the Brooke Capital Stock Pledge and the Brooke Investments Guaranty;

(f) all certificates evidencing the issued and outstanding capital stock of Brooke Investments, together with a stock power executed by Brooke Capital in blank in form and substance satisfactory to the Agent;

(g) for each Brooke Party, a Secretary Certificate for such Brooke Party, certifying therein (i) the organizational documents for such Brooke Party, (ii) the resolutions of such Brooke Party’s board of directors (or equivalent governing body) authorizing the execution and delivery of this Amendment and the other Related Documents being executed on the date hereof and (iii) the incumbency of the officers of such executing and delivering this Amendment and such Related Documents;

(h) a good standing certificate for each Brooke Party issued by the Secretary of State of the jurisdiction in which such Brooke Party is organized, dated on or about the date hereof and showing such Brooke Party to be in good standing; and

(i) an opinion of counsel for each Brooke Party regarding corporate, UCC and enforceability matters and such other matters as the Agent may request.

SECTION 4. Reference to and Effect on the Credit Agreement and other Related Documents.

4.1 Except as specifically provided herein, the Credit Agreement, the other Related Documents and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

4.2 Except as specifically provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or the Lender under the Credit Agreement, the Related Documents or any other document, instrument, or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein.

SECTION 5. Reaffirmation of Performance Guaranty. The Parent hereby reaffirms all of its obligations under the Performance Guaranty. The Performance Guaranty remains in full force and effect and is hereby ratified and confirmed.

SECTION 6. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES).

SECTION 7. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile or by e-mail shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 8. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

[signatures to follow on separate page]